EXHIBIT 24(d)



                                POWER OF ATTORNEY



The undersigned hereby authorizes and appoints John R. Gailey III as his or her attorney-in-fact to sign on his or her behalf and in his or her capacity as a director of West Pharmaceutical Services, Inc. (the "Company"), and to file, the Registration Statement on Form S-3 for the registration of the re-sale of up to 40,000 shares of the Company's Common Stock, par value $.25 per share, to be sold by The Herman O. West Foundation.


Date:    April 30, 2002                     /s/ L. ROBERT JOHNSON
                                            ------------------------------------
                                            L. Robert Johnson



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